Exhibit 10.13

GLOBE SPECIALTY METALS, INC.

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

FORM STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Globe Specialty Metals, Inc., a Delaware corporation (the “Company”), and the participant named below (“Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”). This Agreement together with the Plan constitutes the entire agreement of the parties and supersedes all prior undertakings and agreements with respect to the subject matter hereof.

Participant:

Address:

Total Option Shares:

Exercise Price Per Share:	$

Date of Grant

Options Vested at Grant:

Vesting:	See Schedule A

Expiration Date:	(unless earlier terminated under the Plan)

Type of Stock Option	[ ] Incentive Stock Option

(Check one):	[ ] Nonqualified Stock Option

1. Grant of Option. The Company hereby grants to Participant an option to purchase the total number of shares of Common Stock, $0.0001 par value, of the Company set forth above as Total Option Shares (the “Shares”) at the Exercise Price Per Share (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the applicable provisions of the Plan (the “Option”). The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2. Other Terms and Conditions. The Option is expressly subject to the terms and conditions of the Plan, which terms and conditions are expressly incorporated herein by reference.

3. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

4. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

5. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

7. Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Participant has executed this Agreement this      day of                     , but effective as of the Date of Grant.

GLOBE SPECIALTY METALS, INC.

By:
Name:
Its:

PARTICIPANT

Schedule A

Vesting

Vesting Dates: The Option shall vest and become exercisable in three increments as follows:

Vesting Date	Number of Shares Vested

The vesting of unvested Options shall accelerate and vest in full (i) upon Participant’s termination of employment by reason of death, (ii) upon Participant’s termination of employment by reason of Disability, (iii) upon Participant’s termination of employment for Good Reason, (iv) upon Participant’s termination of employment by the Company other than for Cause, (v) upon Participant’s termination of employment by the Company during the Protection Period, other than for Cause, and (vi) upon Participant’s termination of employment during the Protection Period for Good Reason.

The vesting of the unvested Options shall terminate and such unvested Options shall immediately terminate upon (i) Participant’s termination of employment for Cause or (ii) Participant’s termination of employment without Good Reason.

For the purposes of this Option, the terms “Disability”, “Good Reason”, “Cause”, “Change of Control” and “Protection Period” shall have the meanings set forth in the Employment Agreement dated                      between the Company and Participant.

Immediately prior to (and contingent upon the effectiveness of) the closing of a Corporate Transaction in which any surviving corporation or acquiring corporation does not assume this Agreement or substitute a similar award, the Options shall vest in full and be immediately exercisable.

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